Exhibit 99.1

CoBiz Financial Announces Fourth Quarter 2012 Results

Income increases 22%; Strong loan growth

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.7 billion in assets, announced net income available to common shareholders of $6.9 million for the fourth quarter of 2012, or $0.17 per diluted common share. Excluding the recapture of a deferred tax asset (DTA) valuation allowance, net income available to common shareholders (“Adjusted Income”1) for the fourth quarter of 2011 was $5.6 million, or $0.15 per diluted common share(1).

For the year ended December 31, 2012, the Company reported net income available to common shareholders of $21.8 million, or $0.55 per diluted common share.

During the fourth quarter of 2011, the Company fully reversed a $15.6 million DTA valuation allowance originally recorded in the fourth quarter of 2010.  The reversal impacted reported diluted earnings per common share for the fourth quarter and full year of 2011 by $0.42. Excluding the DTA valuation allowance, diluted earnings per common share for the fourth quarter and full year of 2011 were $0.15 and $0.34, respectively. (1)

Financial Highlights — Fourth Quarter 2012

•             Income available to common shareholders was $6.9 million for the fourth quarter of 2012, a 22% increase in income available to common shareholders from both the third quarter of 2012 and the Adjusted Income for the fourth quarter of 2011. (1)

•             Outstanding loans increased 6.4% (25.3% annualized) during the quarter, or $115.0 million compared to the prior linked-quarter end.

•             The Company achieved the lowest dividend rate available for preferred stock issued under the Small Business Lending Fund (SBLF) program.

•             The Company reported seasonally stronger fee income.

Discontinued Operations

•                  During the fourth quarter, the Company exited two business lines: Trust and Wealth Transfer, both within the Wealth Management segment.

•                  The results of operation from these components are not significant. However, by discontinuing these activities, the operating efficiency of the segment is expected to improve.

•                  The results of operations of these components are reflected in discontinued operations, below income from continuing operations for all periods presented. Accordingly, noninterest income and expense presented below does not include the activities of Trust or Wealth Transfer.

(1)  Please see accompanying Reconciliation of Non-GAAP Measures to GAAP

Financial Summary

	Quarter ended			4Q12 change vs.
(in thousands, except per share amounts)	4Q12	3Q12	4Q11	3Q12		4Q11
Net interest income before provision	$23,204	$23,247	$23,852	$(43)	(0.2)%	$(648)	(2.7)%
Provision for loan losses	(337)	(2,506)	380	2,169	(86.6)%	(717)	(188.7)%
Net interest income after provision	23,541	25,753	23,472	(2,212)	(8.6)%	69	0.3%
Total noninterest income	10,672	6,400	11,495	4,272	66.8%	(823)	(7.2)%
Total noninterest expense	23,208	21,958	25,626	1,250	5.7%	(2,418)	(9.4)%
Net income before income taxes	11,005	10,195	9,341	810	7.9%	1,664	17.8%
Provision for income taxes	3,927	3,721	(12,246)	206	5.5%	16,173	(132.1)%
Income from continuing operations	7,078	6,474	21,587	604	9.3%	(14,509)	(67.2)%
Discontinued operations, net of tax	453	(125)	367	578	(462.4)%	86	23.4%
Net income	7,531	6,349	21,954	1,182	18.6%	(14,423)	-65.7%
Preferred stock dividends	(664)	(717)	(717)	53	-7.4%	53	-7.4%
Net income available to common shareholders	$6,867	$5,632	$21,237	$1,235	21.9%	$(14,370)	(67.7)%

Diluted earnings per common share	$0.17	$0.14	$0.57	$0.03	21.4%	$(0.40)	-70.2%

KEY RATIOS
Net interest margin	3.89%	4.00%	4.27%
Efficiency ratio	70.30%	75.28%	70.01%
Return on average assets	1.15%	1.00%	3.61%
Return on average shareholders’ equity	11.77%	10.23%	42.89%
Noninterest income as a percentage of operating revenues	31.50%	21.59%	32.52%

“I am very pleased with our fourth quarter results with our pre-tax earnings increasing nearly 18% over a good fourth quarter of 2011,” said chairman and CEO Steve Bangert. “I believe we are executing well across the franchise.

“During the quarter, we grew the loan portfolio by more than 25% annualized, a recent record for us. As much of that growth came late in the quarter, we will not feel the full impact until the first quarter of 2013. As expected, we also recognized seasonally stronger fee income in the fourth quarter.  Overall, we ended the year on a very strong note, and I feel good about how we are positioned as we enter the new year.”

Loans

•                  Loans at December 31, 2012, were $1.9 billion, an increase of $115.0 million and $289.0 million from the linked- and prior-year quarter ends, respectively.

•                  The Commercial & Industrial (C&I) portfolio had the greatest growth during the period, and totaled $729.4 million, or 37.9% of total loans at December 31, 2012. Owner-occupied commercial real estate loans tied to the Company’s C&I portfolio were $434.4 million, or 22.5% of total loans. Overall, 60.4% of total loans at December 31, 2012 related to the Company’s C&I book.

				4Q12 change vs.
(in thousands)	4Q12	3Q12	4Q11	3Q12		4Q11
LOANS
Commercial & industrial	$729,442	$663,880	$568,962	$65,562	9.9%	$160,480	28.2%
Owner-occupied real estate	434,384	425,217	421,350	9,167	2.2%	13,034	3.1%
Investor real estate	445,993	425,607	363,141	20,386	4.8%	82,852	22.8%
Land acquisition & development	53,562	54,220	61,977	(658)	(1.2)%	(8,415)	(13.6)%
Real estate - construction	67,022	56,180	63,141	10,842	19.3%	3,881	6.1%
Consumer	149,638	137,299	116,676	12,339	9.0%	32,962	28.3%
Other	46,391	49,004	42,177	(2,613)	(5.3)%	4,214	10.0%
Total loans	$1,926,432	$1,811,407	$1,637,424	$115,025	6.4%	$289,008	17.7%

•                  New credit of $205.7 million was added during the fourth quarter and advances on existing lines totaled $82.3 million. New and advanced loans were offset by paydowns and maturities of $172.5 million during the fourth quarter.

(in thousands)	4Q12	3Q12	2Q12	1Q12	4Q11
Loans - beginning balance	$1,811,407	$1,766,688	$1,678,447	$1,637,424	$1,659,799
New credit extended	205,723	134,767	164,414	96,251	93,706
Credit advanced	82,306	54,642	77,683	72,540	59,709
Paydowns & maturities	(172,540)	(141,705)	(152,017)	(124,456)	(169,778)
Gross loan charge-offs	(464)	(2,985)	(1,839)	(3,312)	(6,012)
Loans - ending balance	$1,926,432	$1,811,407	$1,766,688	$1,678,447	$1,637,424

Net change - loans outstanding	$115,025	$44,719	$88,241	$41,023	$(22,375)
Net change, excluding charge-offs	115,489	47,704	90,080	44,335	(16,363)

•                  Gross credit commitments increased by $50.9 million, or 5.0%, on a linked-quarter basis and by $95.9 million, or 9.9%, from December 31, 2011.

•                  The aggregate amount drawn on credit lines was relatively flat from the prior linked-quarter end.  As a result, line utilization decreased to 38.2% from 40.4% on a linked-quarter end basis.  Line utilization was 39.7% at December 31, 2011.

Investment Securities

•                  The Company had investment securities available for sale with a carrying value of $558.2 million at December 31, 2012, a $34.0 million decrease from September 30, 2012.

•                  The unrealized gain on the investment portfolio decreased $2.0 million from September 30, 2012 to $16.8 million at December 31, 2012.

Deposits and Customer Repurchase Agreements (Repo)

•                  Deposit and Customer Repo balances at December 31, 2012 were $2.3 billion, an increase of $83.5 million and $210.8 million from the linked- and prior-year quarter ends, respectively.

•                  Noninterest-bearing demand accounts were 40.4% of total deposits at December 31, 2012.

				4Q12 change vs.
(in thousands)	4Q12	3Q12	4Q11	3Q12		4Q11
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$866,250	$813,202	$773,826	$53,048	6.5%	$92,424	11.9%
Interest-bearing demand	118,433	117,915	10,385	518	0.4%	108,048	1,040.4%
Savings	24,813	10,659	10,631	14,154	132.8%	14,182	133.4%
Eurodollar	—	—	97,748	—	0.0%	(97,748)	(100.0)%
Certificates of deposits under $100,000	30,058	30,574	34,575	(516)	(1.7)%	(4,517)	(13.1)%
Certificates of deposits $100,000 and over	148,184	162,595	180,790	(14,411)	(8.9)%	(32,606)	(18.0)%
Reciprocal CDARS	82,127	90,468	89,638	(8,341)	(9.2)%	(7,511)	(8.4)%
Total interest-bearing deposits	1,269,865	1,225,413	1,197,593	44,452	3.6%	72,272	6.0%
Noninterest-bearing demand deposits	859,395	823,363	720,813	36,032	4.4%	138,582	19.2%
Customer repurchase agreements	127,887	124,836	127,948	3,051	2.4%	(61)	(0.0)%
Total deposits and customer repurchase agreements	$2,257,147	$2,173,612	$2,046,354	$83,535	3.8%	$210,793	10.3%

Allowance for Loan and Credit Losses and Credit Quality

•                  Nonperforming assets (NPAs) were $30.3 million at December 31, 2012, a decrease of 33.8% from December 31, 2011. NPAs decreased by $4.0 million, or 11.6% on a linked-quarter basis.

•                  NPAs to total assets decreased to 1.14% at December 31, 2012, from 1.89% at December 31, 2011.

•                  As a result of the improvement in credit quality measures and growth in the loan portfolio, the Allowance for Loan and Credit Losses (Allowance) to loan ratio decreased to 2.43% at December 31, 2012.  However, the coverage of Allowance to nonperforming loans increased to 238% at December 31, 2012 from 225% at September 30, 2012.

•                  The Company recognized net recoveries of $0.8 million in the fourth quarter of 2012, compared to net charge-offs of $2.2 million in the third quarter of 2012.  Net charge-offs were $4.4 million in the prior-year quarter.

•                  Due to the reduction in problem assets, a provision for loan loss reversal of $0.3 million was recorded during the fourth quarter of 2012.

(in thousands)	4Q12	3Q12	4Q11
ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$46,437	$51,101	$59,695
Provision for loan losses	(337)	(2,506)	380
Net recovery (charge-off)	766	(2,158)	(4,446)
Ending allowance for loan losses	$46,866	$46,437	$55,629

Beginning allowance for credit losses	$35	$35	$61
Provision for credit losses	(35)	—	(26)
Ending allowance for credit losses	$—	$35	$35

Total provision for loan and credit losses	$(372)	$(2,506)	$354

CREDIT QUALITY
Nonaccrual loans	$19,677	$19,471	$27,024
Loans 90 days or more past due and accruing interest	35	1,183	212
Total nonperforming loans	19,712	20,654	27,236
OREO and repossessed assets	10,577	13,619	18,502
Total nonperforming assets	$30,289	$34,273	$45,738

Performing renegotiated loans	$43,321	$34,637	$20,633

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.14%	1.34%	1.89%
Nonperforming loans to total loans	1.02%	1.14%	1.66%
Nonperforming loans and OREO to total loans and OREO	1.56%	1.88%	2.76%
Allowance for loan and credit losses to total loans (excluding loans held for sale)	2.43%	2.57%	3.40%
Allowance for loan and credit losses to nonperforming loans	237.75%	225.00%	204.38%

Shareholders’ Equity

•                  Total shareholders’ equity was $257.1 million at December 31, 2012, an increase of $6.0 million and $37.0 million from the linked- and prior-year quarter ends, respectively.

•                  The year-over-year equity increase is the result of positive earnings and an equity offering executed in first quarter of 2012 for net proceeds of $11.8 million.

•                  Tangible common equity increased to 7.4% of tangible assets at December 31, 2012 from 6.6% at December 31, 2011.

•                  The growth in qualified small business lending achieves the lowest dividend rate possible for the preferred stock issued under the SBLF of 1%; which will be effective as of the second quarter of 2012.(2) Assuming qualified lending balances do not decline, the Company expects the preferred dividends under the program to decrease by $1.9 million in 2013 versus 2012.

•                  On January 17, 2013, the Board of Directors of the Company announced an increase in the quarterly cash dividend, increasing it to $0.03 per common share. The dividend will be paid on February 4, 2013, to shareholders of record on January 28, 2013.

(in thousands, except per share amounts)	4Q12	3Q12	4Q11
EQUITY MEASURES
Common shareholders’ equity	$199,713	$193,692	$162,744
Total shareholders’ equity	257,051	251,030	220,082

Common shares outstanding at period end	39,790	39,729	37,090

Book value per common share	$5.02	$4.88	$4.39
Tangible book value per common share *	$4.93	$4.80	$4.30

Tangible common equity to tangible assets *	7.40%	7.45%	6.58%
Tangible equity to tangible assets *	9.56%	9.69%	8.95%
Tier 1 capital ratio	**	15.08%	13.98%
Total-risk based capital ratio	**	17.35%	16.33%

* See accompanying reconciliation of non-GAAP measures to GAAP

** Ratios unavailable at the time of release.

Net Interest Income and Margin

•                  Net interest income for the fourth quarter of 2012 was relatively flat, on a tax-equivalent basis, from the prior linked-quarter at $23.8 million.

•                  Net interest margin (NIM) for the fourth quarter of 2012 contracted by 11 basis points on a linked-quarter basis to 3.89%, and 38 basis points from the prior-year quarter NIM.

•                  Average earning assets of $2.43 billion increased $64.2 million on a linked-quarter basis.

•                  The average net loan portfolio increased $55.3 million, while average federal funds sold and interest earning cash increased $30.1 million, and average investments decreased $21.2 million, in each case on a linked-quarter basis.

(2) Per the guidelines issued by the U.S. Treasury, the dividend rate on SBLF funds depends on growth in qualified small-business lending. Initially, it is adjusted quarterly for the first nine quarters based on outstanding loans at the end of two quarters prior, from 1% to as high as 5%. In the 10th quarter, the dividend rate is fixed between 1% and 9% based on lending growth at the end of the eighth quarter and will remain unchanged up to 4.5 years from the funding date. After 4.5 years, the rate is fixed at 9% regardless of the lending growth, if the funds are not repaid.

•                  The yield on average earning assets decreased 13 basis points to 4.24% from 4.37% on a linked-quarter basis.

•                  The rate paid on average interest-bearing liabilities decreased five basis points on a linked-quarter basis to 0.81%.

Noninterest Income

•                  As a percentage of total operating revenue, noninterest income increased to 31.5% for the fourth quarter of 2012, from 21.6% for the third quarter of 2012, but decreased compared to the 32.5% reported in the prior-year quarter.

•                  The linked-quarter increase in noninterest income for the fourth quarter of 2012 is primarily attributable to investment banking fee income, as well as fees earned from the sale of customer interest rate swaps reported in other income.

	Quarter ended			4Q12 change vs.
(in thousands)	4Q12	3Q12	4Q11	3Q12		4Q11
Noninterest income:
Deposit service charges	$1,220	$1,218	$1,221	$2	0.2%	$(1)	(0.1)%
Investment advisory and trust income	1,109	1,176	1,022	(67)	(5.7)%	87	8.5%
Insurance income	2,341	2,412	2,194	(71)	(2.9)%	147	6.7%
Investment banking income	3,358	253	5,431	3,105	1,227.3%	(2,073)	(38.2)%
Other income	2,644	1,341	1,627	1,303	97.2%	1,017	62.5%
Total noninterest income	$10,672	$6,400	$11,495	$4,272	66.8%	$(823)	(7.2)%

Operating Expenses

•                  The Company’s efficiency ratio for the fourth quarter of 2012 was 70.3%, compared to 75.3% for the third quarter of 2012 and 70.0% for the fourth quarter of 2011.

•                  The increase in compensation-related expenses over the linked-quarter is attributed to increased bonus accruals for the bank and investment banking segments.

•                  In the fourth quarter of 2012, the Company recorded net gains on OREO, other assets and investments of $0.7 million, compared to net losses of $0.1 million and $0.8 million in the third quarter of 2012 and fourth quarter of 2011, respectively.

	Quarter ended			4Q12 change vs.
(in thousands)	4Q12	3Q12	4Q11	3Q12		4Q11
Noninterest expense:
Salaries and employee benefits	$15,526	$14,004	$16,815	$1,522	10.9%	$(1,289)	(7.7)%
Stock-based compensation expense	450	499	346	(49)	(9.8)%	104	30.1%
Occupancy expenses, premises and equipment	3,393	3,307	3,479	86	2.6%	(86)	(2.5)%
Amortization of intangibles	193	265	133	(72)	(27.2)%	60	45.1%
Other operating expenses	4,331	3,818	4,098	513	13.4%	233	5.7%
(Gain) loss on OREO, repossessed assets and other	(242)	(102)	491	(140)	137.3%	(733)	(149.3)%
(Gain) loss on investment securities	(443)	167	264	(610)	(365.3)%	(707)	(267.8)%
Total noninterest expense	$23,208	$21,958	$25,626	$1,250	5.7%	$(2,418)	(9.4)%

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, January 25, 2013, at 9:00 am MDT with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at

http://www.videonewswire.com/event.asp?id=91455 or by telephone at 877.493.9121, (conference ID # 85112302). International callers may dial:  973.582.2750.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations and reflects the basis on which management internally reviews financial performance and capital adequacy. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.7 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; and investment banking services through Green Manning & Bunch.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. Forward-looking statements include statements about future performance and results of operations.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could”, “should” or “may.” Forward-looking statements speak only as of the date they are made. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements.  Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our ability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  Our net interest margin may be negatively impacted if we are unable to profitably deploy excess cash into higher yielding loans or investments.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries and implementation of current legislative or regulatory requirements could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

December 31, 2012

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011
INCOME STATEMENT DATA
Interest income	$26,243	$27,284	$106,128	$111,264
Interest expense	3,039	3,432	12,750	14,863
NET INTEREST INCOME BEFORE PROVISION	23,204	23,852	93,378	96,401
Provision for loan losses	(337)	380	(4,733)	4,002
NET INTEREST INCOME AFTER PROVISION	23,541	23,472	98,111	92,399
Noninterest income	10,672	11,495	30,559	30,823
Noninterest expense	23,208	25,626	91,166	95,821
INCOME BEFORE INCOME TAXES	11,005	9,341	37,504	27,401
Provision (benefit) for income taxes	3,927	(12,246)	13,258	(5,808)
NET INCOME FROM CONTINUING OPERATIONS	7,078	21,587	24,246	33,209
Income from discontinued operations, net of tax	453	367	324	253
NET INCOME	$7,531	$21,954	$24,570	$33,462

Preferred stock dividends	(664)	(717)	(2,815)	(5,147)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,867	$21,237	$21,755	$28,315

EARNINGS PER COMMON SHARE
BASIC	$0.17	$0.57	$0.55	$0.76
DILUTED	$0.17	$0.57	$0.55	$0.76

EQUITY MEASURES
Common shares outstanding at period end (in thousands)			39,790	37,090
Book value per common share			$5.02	$4.39
Tangible book value per common share *			$4.93	$4.30
Tangible common equity to tangible assets *			7.40%	6.58%
Tangible equity to tangible assets *			9.56%	8.95%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total assets	$2,653,641	$2,423,504
Loans	1,926,432	1,637,424
Intangible assets	3,573	3,399
Deposits	2,129,260	1,918,406
Subordinated debentures	93,150	93,150
Common shareholders’ equity	199,713	162,744
Total shareholders’ equity	257,051	220,082
Interest-earning assets	2,473,847	2,239,700
Interest-bearing liabilities	1,490,901	1,438,691

BALANCE SHEET AVERAGES
Average assets	$2,508,222	$2,403,960
Average loans	1,743,473	1,651,247
Average deposits	1,955,758	1,905,095
Average subordinated debentures	93,150	93,150
Average shareholders’ equity	242,104	206,193
Average interest-earning assets	2,337,889	2,242,395
Average interest-bearing liabilities	1,468,129	1,456,302

CoBiz Financial Inc.

December 31, 2012

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2012	2011	2012	2011

PROFITABILITY MEASURES
Net interest margin	3.89%	4.27%	4.08%	4.35%
Efficiency ratio	70.30%	70.01%	74.00%	73.01%
Return on average assets	1.15%	3.61%	0.98%	1.39%
Return on average shareholders’ equity	11.77%	42.89%	10.15%	16.23%
Noninterest income as a percentage of operating revenues	31.50%	32.52%	24.66%	24.23%

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans			$19,677	$27,024
Loans 90 days or more past due and accruing interest			35	212
Total nonperforming loans			19,712	27,236
OREO & repossessed assets			10,577	18,502
Total nonperforming assets			$30,289	$45,738

Performing renegotiated loans			$43,321	$20,633

Charge-offs			$(8,600)	$(18,746)
Recoveries			4,570	4,481
Net charge-offs			$(4,030)	$(14,265)

ASSET QUALITY MEASURES
Nonperforming assets to total assets			1.14%	1.89%
Nonperforming loans to total loans			1.02%	1.66%
Nonperforming loans and OREO to total loans and OREO			1.56%	2.76%
Allowance for loan and credit losses to total loans			2.43%	3.40%
Allowance for loan and credit losses to nonperforming loans			237.75%	204.38%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$1,460	$1,899	$3,359	$729,442	0.46%
Real estate - mortgage	3,105	7,674	10,779	880,377	1.22%
Land acquisition & development	1,697	2,958	4,655	53,562	8.69%
Real estate - construction	271	—	271	67,022	0.40%
Consumer	202	446	648	149,638	0.43%
Other loans	—	—	—	46,391	0.00%
OREO & repossessed assets	8,912	1,665	10,577	10,577	—
NPAs	$15,647	$14,642	$30,289	$1,937,009	1.56%

Total loans	$1,404,088	$522,344	$1,926,432
Total loans and OREO	1,413,000	524,009	1,937,009
Nonperforming loans to loans	0.48%	2.48%	1.02%
Nonperforming loans and OREO to total loans and OREO	1.11%	2.79%	1.56%

CoBiz Financial Inc.

December 31, 2012

(unaudited)

					Corporate
	Commercial	Investment	Wealth		Support and
(in thousands, except per share amounts)	Banking	Banking	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended December 31, 2012	$24,581	$1	$(8)	$(1)	$(1,369)	$23,204
Quarter ended September 30, 2012	24,634	1	(10)	2	(1,380)	23,247
Annualized quarterly growth	(.9)%	.0%	79.6%	(596.7)%	3.2%	(.7)%

Quarter ended December 31, 2011	$25,266	$2	$(3)	$1	$(1,414)	$23,852
Annual growth	(2.7)%	(50.0)%	(166.7)%	(200.0)%	3.2%	(2.7)%

Noninterest income
Quarter ended December 31, 2012	$3,756	$3,358	$1,109	$2,341	$108	$10,672
Quarter ended September 30, 2012	2,495	253	1,176	2,412	64	6,400
Annualized quarterly growth	201.1%	nm	(22.7)%	(11.7)%	273.5%	265.5%

Quarter ended December 31, 2011	$2,808	$5,431	$1,022	$2,194	$40	$11,495
Annual growth	33.8%	(38.2)%	8.5%	6.7%	170.0%	(7.2)%

Net income
Quarter ended December 31, 2012	$7,692	$1,014	$107	$(160)	$(1,122)	$7,531
Quarter ended September 30, 2012	8,114	(346)	(213)	(107)	(1,099)	6,349
Annualized quarterly growth	(20.7)%	nm	597.7%	(197.1)%	(8.3)%	74.1%

Quarter ended December 31, 2011	$10,003	$1,370	$285	$129	$10,167	$21,954
Annual growth	(23.1)%	(26.0)%	(62.5)%	(224.0)%	(111.0)%	(65.7)%

Earnings per share (diluted)
Quarter ended December 31, 2012	$0.20	$0.02	$—	$—	$(0.05)	$0.17
Quarter ended September 30, 2012	0.21	(0.01)	(0.01)	—	(0.05)	0.14
Annualized quarterly growth	(18.9)%	nm	397.8%	—	.0%	85.2%

Quarter ended December 31, 2011	$0.27	$0.03	$0.01	$—	$0.26	$0.57
Annual growth	(25.9)%	(33.3)%	(100.0)%	.0%	(119.2)%	(70.2)%

Total loans
At December 31, 2012						$1,926,432
At September 30, 2012						1,811,407
Annualized quarterly growth						25.3%

At December 31, 2011						$1,637,424
Annual growth						17.7%

Total deposits and customer repurchase agreements
At December 31, 2012						$2,257,147
At September 30, 2012						2,173,612
Annualized quarterly growth						15.3%

At December 31, 2011						2,046,354
Annual growth						10.3%

NM = Not meaningful

CoBiz Financial Inc.

December 31, 2012

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2012	2012	2012	2012	2011

COMMERCIAL BANKING
Income Statement
Total interest income	$26,158	$26,364	$26,759	$26,476	$27,214
Total interest expense	1,577	1,730	1,766	1,813	1,948
Net interest income	24,581	24,634	24,993	24,663	25,266
Provision for loan losses	(18)	(2,324)	(1,841)	637	727
Net interest income (loss) after provision	24,599	26,958	26,834	24,026	24,539
Noninterest income	3,756	2,495	2,965	3,430	2,808
Noninterest expense	8,631	7,261	7,424	9,648	8,616
Income (loss) before income taxes	19,724	22,192	22,375	17,808	18,731
Provision (benefit) for income taxes	7,226	8,374	8,161	6,523	2,812
Net income (loss) before management fees and overhead allocations	$12,498	$13,818	$14,214	$11,285	$15,919
Management fees and overhead allocations, net of tax	4,806	5,704	5,377	4,718	5,916
Net income	$7,692	$8,114	$8,837	$6,567	$10,003

INVESTMENT BANKING
Income Statement
Total interest income	$1	$1	$1	$3	$2
Total interest expense	—	—	—	—	—
Net interest income	1	1	1	3	2
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	1	1	1	3	2
Noninterest income	3,358	253	148	74	5,431
Noninterest expense	1,630	833	823	871	3,160
Income (loss) before income taxes	1,729	(579)	(674)	(794)	2,273
Provision (benefit) for income taxes	679	(266)	(260)	(303)	870
Net income (loss) before management fees and overhead allocations	$1,050	$(313)	$(414)	$(491)	$1,403
Management fees and overhead allocations, net of tax	36	33	41	40	33
Net income (loss)	$1,014	$(346)	$(455)	$(531)	$1,370

WEALTH MANAGEMENT
Income Statement
Total interest income	$—	$—	$—	$—	$—
Total interest expense	8	10	13	8	3
Net interest income	(8)	(10)	(13)	(8)	(3)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(8)	(10)	(13)	(8)	(3)
Noninterest income	1,109	1,176	951	967	1,022
Noninterest expense	1,394	1,072	1,198	1,149	1,200
Income (loss) before income taxes	(293)	94	(260)	(190)	(181)
Provision (benefit) for income taxes	(112)	32	(107)	(62)	(255)
Net income (loss) from continuing operations	(181)	62	(153)	(128)	74
Income (loss) from discontinued operations, net of tax	453	(125)	(45)	41	367
Net income (loss) before management fees and overhead allocations	272	(63)	(198)	(87)	441
Management fees and overhead allocations, net of tax	165	150	161	165	156
Net income (loss)	$107	$(213)	$(359)	$(252)	$285

CoBiz Financial Inc.

December 31, 2012

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2012	2012	2012	2012	2011

INSURANCE
Income Statement
Total interest income	$1	$2	$1	$—	$1
Total interest expense	2	—	—	—	—
Net interest income	(1)	2	1	—	1
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(1)	2	1	—	1
Noninterest income	2,341	2,412	2,517	2,410	2,194
Noninterest expense	2,448	2,444	2,318	2,328	2,300
Income (loss) before income taxes	(108)	(30)	200	82	(105)
Provision (benefit) for income taxes	(40)	(9)	81	36	(314)
Net income (loss) before management fees and overhead allocations	$(68)	$(21)	$119	$46	$209
Management fees and overhead allocations, net of tax	92	86	107	103	80
Net income (loss)	$(160)	$(107)	$12	$(57)	$129

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$83	$82	$81	$115	$67
Total interest expense	1,452	1,462	1,439	1,470	1,481
Net interest income	(1,369)	(1,380)	(1,358)	(1,355)	(1,414)
Provision for loan losses	(319)	(182)	21	(707)	(347)
Net interest income (loss) after provision	(1,050)	(1,198)	(1,379)	(648)	(1,067)
Noninterest income	108	64	(11)	36	40
Noninterest expense	9,105	10,348	10,826	9,415	10,350
Income (loss) before income taxes	(10,047)	(11,482)	(12,216)	(10,027)	(11,377)
Provision (benefit) for income taxes	(3,826)	(4,410)	(4,645)	(3,814)	(15,359)
Net income (loss) before management fees and overhead allocations	$(6,221)	$(7,072)	$(7,571)	$(6,213)	$3,982
Management fees and overhead allocations, net of tax	(5,099)	(5,973)	(5,686)	(5,026)	(6,185)
Net income (loss)	$(1,122)	$(1,099)	$(1,885)	$(1,187)	$10,167

CONSOLIDATED
Income Statement
Total interest income	$26,243	$26,449	$26,842	$26,594	$27,284
Total interest expense	3,039	3,202	3,218	3,291	3,432
Net interest income	23,204	23,247	23,624	23,303	23,852
Provision for loan losses	(337)	(2,506)	(1,820)	(70)	380
Net interest income (loss) after provision	23,541	25,753	25,444	23,373	23,472
Noninterest income	10,672	6,400	6,570	6,917	11,495
Noninterest expense	23,208	21,958	22,589	23,411	25,626
Income (loss) before income taxes	11,005	10,195	9,425	6,879	9,341
Provision (benefit) for income taxes	3,927	3,721	3,230	2,380	(12,246)
Net income (loss) from continuing operations	7,078	6,474	6,195	4,499	21,587
Income (loss) from discontinued operations, net of tax	453	(125)	(45)	41	367
Net income (loss) before management fees and overhead allocations	$7,531	$6,349	$6,150	$4,540	$21,954
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income	$7,531	$6,349	$6,150	$4,540	$21,954

CoBiz Financial Inc.

December 31, 2012

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share amounts)	2012	2012	2012	2012	2011
Interest income	$26,243	$26,449	$26,842	$26,594	$27,284
Interest expense	3,039	3,202	3,218	3,291	3,432
Net interest income before provision	23,204	23,247	23,624	23,303	23,852
Provision for loan losses	(337)	(2,506)	(1,820)	(70)	380
Net interest income after provision	23,541	25,753	25,444	23,373	23,472
Noninterest income:
Deposit service charges	$1,220	$1,218	$1,221	$1,244	$1,221
Investment advisory income	1,109	1,176	951	967	1,022
Insurance income	2,341	2,412	2,517	2,410	2,194
Investment banking income	3,358	253	148	74	5,431
Other income	2,644	1,341	1,733	2,222	1,627
Total noninterest income	10,672	6,400	6,570	6,917	11,495
Noninterest expense:
Salaries and employee benefits	$15,526	$14,004	$13,790	$14,675	$16,815
Stock-based compensation expense	450	499	511	480	346
Occupancy expenses, premises and equipment	3,393	3,307	3,335	3,436	3,479
Amortization of intangibles	193	265	133	133	133
Other operating expenses	4,331	3,818	4,291	4,234	4,098
Net loss on securities, other assets and OREO	(685)	65	529	453	755
Total noninterest expense	23,208	21,958	22,589	23,411	25,626
Net income before income taxes	11,005	10,195	9,425	6,879	9,341
Provision (benefit) for income taxes	3,927	3,721	3,230	2,380	(12,246)
Net income from continuing operations	7,078	6,474	6,195	4,499	21,587
Income (loss) from discontinued operations, net of tax	453	(125)	(45)	41	367
Net income	$7,531	$6,349	$6,150	$4,540	$21,954

Preferred stock dividends	(664)	(717)	(717)	(717)	(717)
Net income available to common shareholders	$6,867	$5,632	$5,433	$3,823	$21,237

Earnings per common share
Basic	$0.17	$0.14	$0.14	$0.10	$0.57
Diluted	$0.17	$0.14	$0.14	$0.10	$0.57

PROFITABILITY MEASURES
Net interest margin	3.89%	4.00%	4.19%	4.23%	4.27%
Efficiency ratio	70.30%	75.28%	74.32%	76.77%	70.01%
Return on average assets	1.15%	1.00%	1.00%	0.75%	3.61%
Return on average shareholders’ equity	11.77%	10.23%	10.22%	8.12%	42.89%
Noninterest income as a percentage of operating revenues	31.50%	21.59%	21.76%	22.89%	32.52%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	39,790	39,729	39,708	39,697	37,090
Diluted weighted average common shares outstanding (in thousands)	39,164	39,122	39,029	37,154	36,780
Book value per common share	$5.02	$4.88	$4.69	$4.59	$4.39
Tangible book value per common share *	$4.93	$4.80	$4.60	$4.51	$4.30

Tangible common equity to tangible assets *	7.40%	7.45%	7.23%	7.29%	6.58%
Tangible equity to tangible assets *	9.56%	9.69%	9.50%	9.63%	8.95%
Tier 1 capital ratio	**	15.08%	15.01%	14.93%	13.98%
Total risk based capital ratio	**	17.35%	17.32%	17.28%	16.33%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

CoBiz Financial Inc.

December 31, 2012

(unaudited)

	At
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2012	2012	2012	2012	2011
PERIOD END BALANCES
Total assets	$2,653,641	$2,559,954	$2,530,133	$2,458,289	$2,423,504
Loans	1,926,432	1,811,407	1,766,688	1,678,447	1,637,424
Intangible assets	3,573	3,148	3,439	3,239	3,399
Deposits	2,129,260	2,048,776	1,946,989	1,903,964	1,918,406
Subordinated debentures	93,150	93,150	93,150	93,150	93,150
Common shareholders’ equity	199,713	193,692	186,097	182,291	162,744
Total shareholders’ equity	257,051	251,030	243,435	239,629	220,082
Interest-earning assets	2,473,847	2,382,653	2,355,707	2,284,829	2,239,700
Interest-bearing liabilities	1,490,901	1,443,399	1,480,256	1,460,302	1,438,691

LOANS
Commercial	$729,442	$663,880	$628,327	$594,812	$568,962
Real estate - mortgage	880,377	850,824	832,641	805,694	784,491
Land acquisition & development	53,562	54,220	56,455	58,218	61,977
Real estate - construction	67,022	56,180	65,761	57,422	63,141
Consumer	149,638	137,299	132,510	116,833	116,676
Other	46,391	49,004	50,994	45,468	42,177
Gross loans	1,926,432	1,811,407	1,766,688	1,678,447	1,637,424
Less allowance for loan losses	(46,866)	(46,437)	(51,101)	(52,778)	(55,629)
Total net loans	$1,879,566	$1,764,970	$1,715,587	$1,625,669	$1,581,795

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$866,250	$813,202	$767,102	$768,620	$773,826
Interest-bearing demand	118,433	117,915	115,684	115,377	10,385
Savings	24,813	10,659	10,278	10,978	10,631
Eurodollar	—	—	—	—	97,748
Certificates of deposits under $100,000	30,058	30,574	31,399	32,231	34,575
Certificates of deposits $100,000 and over	148,184	162,595	166,938	165,798	180,790
Reciprocal CDARS	82,127	90,468	94,336	87,978	89,638
Total interest-bearing deposits	1,269,865	1,225,413	1,185,737	1,180,982	1,197,593
Noninterest-bearing demand deposits	859,395	823,363	761,252	722,982	720,813
Customer repurchase agreements	127,887	124,836	127,144	118,499	127,948
Total deposits and customer repurchase agreements	$2,257,147	$2,173,612	$2,074,133	$2,022,463	$2,046,354

BALANCE SHEET AVERAGES
Average assets	$2,600,083	$2,529,999	$2,476,936	$2,424,709	$2,413,877
Average loans	1,831,430	1,780,352	1,712,917	1,647,846	1,654,437
Average deposits	2,062,306	1,979,267	1,893,456	1,886,707	1,904,601
Average subordinated debentures	93,150	93,150	93,150	93,150	93,150
Average shareholders’ equity	254,455	246,783	242,098	224,899	203,064
Average interest-earning assets	2,430,196	2,365,965	2,310,064	2,248,628	2,246,836
Average interest-bearing liabilities	1,477,566	1,468,194	1,481,794	1,444,649	1,462,576

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$46,437	$51,101	$52,778	$55,629	$59,695
Provision for loan losses	(337)	(2,506)	(1,820)	(70)	380
Net recovery (charge-off)	766	(2,158)	143	(2,781)	(4,446)
Ending allowance for loan losses	$46,866	$46,437	$51,101	$52,778	$55,629

Beginning allowance for credit losses	$35	$35	$35	$35	$61
Provision for credit losses	(35)	—	—	—	(26)
Ending allowance for credit losses	$—	$35	$35	$35	$35

Total provision for loan and credit losses	$(372)	$(2,506)	$(1,820)	$(70)	$354

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans	$19,677	$19,471	$24,950	$27,941	$27,024
Loans 90 days or more past due and accruing interest	35	1,183	—	—	212
Total nonperforming loans	19,712	20,654	24,950	27,941	27,236
OREO and repossessed assets	10,577	13,619	13,651	17,224	18,502
Total nonperforming assets	$30,289	$34,273	$38,601	$45,165	$45,738

Performing renegotiated loans	$43,321	$34,637	$36,010	$27,184	$20,633

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.14%	1.34%	1.53%	1.84%	1.89%
Nonperforming loans to total loans	1.02%	1.14%	1.41%	1.66%	1.66%
Nonperforming loans and OREO to total loans and OREO	1.56%	1.88%	2.17%	2.66%	2.76%
Allowance for loan and credit losses to total loans	2.43%	2.57%	2.89%	3.15%	3.40%
Allowance for loan and credit losses to nonperforming loans	237.75%	225.00%	204.95%	189.02%	204.38%

CoBiz Financial Inc.

December 31, 2012

(unaudited)

	For the three months ended,
	December 31, 2012			September 30, 2012			December 31, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$59,059	$38	0.25%	$28,933	$26	0.35%	$25,755	$28	0.43%
Investment securities	586,482	4,276	2.92%	607,696	4,535	2.99%	625,062	5,475	3.50%
Loans	1,831,430	22,496	4.81%	1,780,352	22,411	4.93%	1,654,437	22,106	5.23%
Allowance for loan losses	(46,775)			(51,016)			(58,418)
Total interest-earning assets	$2,430,196	$26,810	4.24%	$2,365,965	$26,972	4.37%	$2,246,836	$27,609	4.69%

Noninterest-earning assets	169,887			164,034			167,041
Total assets	$2,600,083			$2,529,999			$2,413,877

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$834,026	$861	0.41%	$782,546	$924	0.47%	$759,980	$1,007	0.53%
Interest-bearing demand	117,844	138	0.47%	121,979	164	0.53%	5,665	2	0.14%
Savings	12,860	3	0.09%	10,601	3	0.11%	10,267	3	0.12%
Eurodollar	—	—	0.00%	—	—	0.00%	97,607	165	0.66%
Certificates of deposit
Reciprocal	84,840	104	0.49%	91,515	114	0.49%	93,824	127	0.54%
Under $100,000	30,442	44	0.58%	30,838	46	0.59%	35,255	69	0.78%
$100,000 and over	154,821	270	0.69%	165,152	296	0.71%	189,882	368	0.77%
Total interest-bearing deposits	$1,234,833	$1,420	0.46%	$1,202,631	$1,547	0.51%	$1,192,480	$1,741	0.58%
Other borrowings
Securities sold under agreements to repurchase	147,773	100	0.26%	151,222	120	0.31%	148,590	155	0.41%
Other short-term borrowings	1,810	1	0.22%	21,191	17	0.31%	28,356	19	0.26%
Long term-debt	93,150	1,518	6.38%	93,150	1,518	6.38%	93,150	1,517	6.37%
Total interest-bearing liabilities	$1,477,566	$3,039	0.81%	$1,468,194	$3,202	0.86%	$1,462,576	$3,432	0.92%
Noninterest-bearing demand accounts	827,473			776,636			712,121
Total deposits and interest-bearing liabilities	2,305,039			2,244,830			2,174,697
Other noninterest-bearing liabilities	40,589			38,386			36,116
Total liabilities	2,345,628			2,283,216			2,210,813
Total equity	254,455			246,783			203,064
Total liabilities and equity	$2,600,083			$2,529,999			$2,413,877
Net interest income - taxable equivalent		$23,771			$23,770			$24,177
Net interest spread			3.43%			3.51%			3.77%
Net interest margin			3.89%			4.00%			4.27%
Ratio of average interest-earning assets to average interest-bearing liabilities	164.47%			161.15%			153.62%

CoBiz Financial Inc.

December 31, 2012

(unaudited)

	For the year ended December 31,
	2012			2011
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$31,575	$114	0.36%	$32,183	$130	0.40%
Investment securities	614,468	19,540	3.18%	621,346	22,743	3.66%
Loans	1,743,473	88,381	5.07%	1,651,247	89,575	5.42%
Allowance for loan losses	(51,627)			(62,381)
Total interest earning-assets	$2,337,889	$108,035	4.51%	$2,242,395	$112,448	4.86%

Noninterest-earning assets	170,333			161,565
Total assets	$2,508,222			$2,403,960

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$786,979	$3,711	0.47%	$721,151	$4,366	0.61%
Interest-bearing demand	113,520	594	0.52%	1,605	2	0.12%
Savings	11,185	11	0.10%	9,997	17	0.17%
Eurodollar	—	—	0.00%	96,378	701	0.73%
Certificates of deposit
Brokered	—	—	0.00%	5	—	1.38%
Reciprocal	90,113	446	0.49%	108,318	664	0.61%
Under $100,000	31,594	199	0.63%	37,961	348	0.92%
$100,000 and over	163,205	1,200	0.74%	216,850	1,923	0.89%
Total interest-bearing deposits	$1,196,596	$6,161	0.51%	$1,192,265	$8,021	0.67%
Other borrowings
Securities sold under agreements to repurchase	138,948	425	0.31%	156,745	787	0.50%
Other short-term borrowings	39,435	123	0.31%	14,142	37	0.26%
Long-term debt	93,150	6,041	6.49%	93,150	6,018	6.46%
Total interest-bearing liabilities	$1,468,129	$12,750	0.87%	$1,456,302	$14,863	1.02%
Noninterest-bearing demand accounts	759,162			712,830
Total deposits and interest-bearing liabilities	2,227,291			2,169,132
Other noninterest-bearing liabilities	38,827			28,635
Total liabilities	2,266,118			2,197,767
Total equity	242,104			206,193
Total liabilities and equity	$2,508,222			$2,403,960
Net interest income - taxable equivalent		$95,285			$97,585
Net interest spread			3.64%			3.84%
Net interest margin			4.08%			4.35%
Ratio of average interest-earning assets to average interest-bearing liabilities	159.24%			153.98%

CoBiz Financial Inc.

December 31, 2012

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity, and tangible assets.  These items have been adjusted to exclude intangible assets and preferred stock.  The table also includes Non-GAAP financial measurements related to earnings per share as adjusted for items the Company does not believe are representative of its core earnings.

		At
		December 31,	September 30,	June 30,	March 31,	December 31,
		2012	2012	2012	2012	2011

	Shareholders’ equity as reported - GAAP	$257,051	$251,030	$243,435	$239,629	$220,082
	Intangible assets	(3,573)	(3,148)	(3,439)	(3,239)	(3,399)

A	Tangible equity - Non-GAAP	253,478	247,882	239,996	236,390	216,683
	Preferred stock	(57,338)	(57,338)	(57,338)	(57,338)	(57,338)

B	Tangible common equity - Non-GAAP	$196,140	$190,544	$182,658	$179,052	$159,345

	Total assets as reported - GAAP	$2,653,641	$2,559,954	$2,530,133	$2,458,289	$2,423,504
	Intangible assets	(3,573)	(3,148)	(3,439)	(3,239)	(3,399)

C	Total tangible assets - Non-GAAP	$2,650,068	$2,556,806	$2,526,694	$2,455,050	$2,420,105

D	Common shares outstanding	39,790	39,729	39,708	39,697	37,090

B / C	Tangible common equity to tangible assets - Non-GAAP	7.40%	7.45%	7.23%	7.29%	6.58%
A / C	Tangible equity to tangible assets - Non-GAAP	9.56%	9.69%	9.50%	9.63%	8.95%
B / D	Tangible book value per common share - Non-GAAP	$4.93	$4.80	$4.60	$4.51	$4.30

	Net income available to common shareholders as reported - GAAP	$6,867	$5,632	$5,433	$3,823	$21,237
	Effect of excluding:
E	Deferred tax valuation allowance	—	—	—	—	(15,596)
	Adjusted net income available to common shareholders- Non-GAAP	$6,867	$5,632	$5,433	$3,823	$5,641

	Earnings per common share - GAAP	$0.17	$0.14	$0.14	$0.10	$0.57
E / D	Effect of deferred tax valuation allowance	—	—	—	—	(0.42)
	Adjusted earnings per common share - Non-GAAP	$0.17	$0.14	$0.14	$0.10	$0.15